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                                  EXHIBIT 21

     Each of the Investors direct and indirect subsidiaries are set forth below:

   SUBSIDIARY                                    STATE OR OTHER JURISDICTION OF
                                                 INCORPORATION OR ORGANIZATION
   Grove Investors Capital, Inc. (a)             Delaware

   Grove Holdings LLC                            Delaware

   Grove Holdings Capital, Inc. (b)              Delaware

   Grove Worldwide LLC                           Delaware

   Grove Capital, Inc.                           Delaware

   Grove U.S. LLC                                Delaware

   Grove Finance LLC                             Delaware

   Crane Acquisition Corp.                       Delaware

   Crane Holding Inc.                            Delaware

   National Crane Corporation                    Delaware

   Grove Worldwide Holdings Germany GmbH         Germany

   Deutsche Grove GmbH                           Germany

   Grove Europe Limited                          United Kingdom

   Grove Pension Trustees Limited (c)            United Kingdom

   Grove Cranes Limited (d)                      United Kingdom

   Manlift Limited (c)                           United Kingdom

   Grove Crane SL (c)                            Spain

   Grove Holdings France, SAS (d)                France

   Grove France SA                               France

   Delta Manlift SAS                             France

   Grove Manlift Pty. Ltd.                       Australia
______________________

(a) Grove Investors Capital was organized as a direct wholly-owned subsidiary of Investors for the purpose of acting as a co-issuer of the Debentures and is also a co-registrant of this Registration Statement.

(b) Grove Holdings Capital was organized as a direct wholly-owned subsidiary of Holdings for the purpose of acting as a co-issuer of Holdings debentures.

(c)    Inactive subsidiaries.

(d) Grove Holdings LLC, Worldwide's parent, owns .1% of the outstanding shares


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       of Grove Holdings France, SAS in order to meet French statutory requirements. Worldwide owns 99.9% of the outstanding shares of Grove Holdings France, SAS.